Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person or entity knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: April 9, 2012

THIRD POINT LLC	THIRD POINT ULTRA MASTER FUND L.P.
By: Daniel S. Loeb, Chief Executive Officer	By: Daniel S. Loeb, authorized person of the General
Partner

/s/ William Song	/s/ William Song
Name: William Song	Name: William Song
Title: Attorney-in-Fact	Title: Attorney-in-Fact

THIRD POINT PARTNERS QUALIFIED LP
By: Daniel S. Loeb, authorized person of the General	DANIEL S. LOEB
Partner

/s/ William Song	/s/ William Song
Name: William Song	Name: William Song
Title: Attorney-in-Fact	Title: Attorney-in-Fact

THIRD POINT OFFSHORE MASTER FUND, L.P.
By: Daniel S. Loeb, authorized person of the General	ROBERT S. SCHWARTZ
Partner

/s/ William Song	/s/ William Song
Name: William Song	Name: William Song
Title: Attorney-in-Fact	Title: Attorney-in-Fact

THIRD POINT PARTNERS LP
By: Daniel S. Loeb, authorized person of the General
Partner

/s/ William Song
Name: William Song
Title: Attorney-in-Fact